Exhibit 10.52

Digital Realty Trust, Inc.

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX 78735

[Date], 2021

[Address]

Re:Amendment to Profits Interest Unit Awards

Dear [Name]:

As you know, you have previously been granted the awards of Profits Interests Units of Digital Realty Trust, L.P., a Maryland limited partnership (the “Partnership”), set forth on Exhibit A hereto (the “Awards”), pursuant to the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (as amended, the “Incentive Plan”) and profits interest unit award agreements between you, the Partnership and Digital Realty Trust, Inc. (the “Company”), which evidence the grant of such Awards (the “Award Agreements”). Capitalized terms used but not defined in this letter will have the meanings ascribed to them in the Incentive Plan or your Award Agreements (as applicable).

You are receiving this letter because you, the Partnership and the Company have agreed to amend your Awards as follows:

1.The definition of “Cause” in each of your Award Agreements is hereby deleted and replaced in its entirety with the following:

““Cause” means “Cause” as defined in the Participant’s employment, severance, management or similar agreement or arrangement with the Company, the Partnership or any Subsidiary (a “Participant Agreement”) if such Participant Agreement exists and contains a definition of Cause, or, if no such Participant Agreement exists or such Participant Agreement  does not contain a definition of Cause, then “Cause” means (i) the Participant’s willful and continued failure to substantially perform his or her duties with the Company or its subsidiaries or affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties; (ii) the Participant’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company or its subsidiaries or affiliates; (iii) the Participant’s conviction of, or entry by the Participant of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude; (iv) a willful breach by the Participant of any fiduciary duty owed to the Company which results in economic or other injury to the Company or its subsidiaries or affiliates; (v) the Participant’s willful and gross misconduct in the performance of his or her duties that results in economic or other injury to the Company or its subsidiaries or affiliates; or (vi) a material breach by the Participant of any of his or her obligations under any agreement with the Company or its subsidiaries or affiliates after written notice is delivered to the Participant which specifically identifies such breach.  For purposes of this provision, no act or failure to act on the Participant’s part will be considered “willful”

unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.”

2.The definition of “Good Reason” in each of your Award Agreements is hereby deleted and replaced in its entirety with the following:

““Good Reason” means “Good Reason” as defined in the Participant’s Participant Agreement if such Participant Agreement exists and contains a definition of Good Reason, or, if no such Participant Agreement exists or such Participant Agreement does not contain a definition of Good Reason, then “Good Reason” means, without the Participant’s prior written consent, the relocation of the Company’s offices at which the Participant is principally employed (the “Principal Location”) to a location more than forty-five (45) miles from such location, or the Company’s requiring the Participant to be based at a location more than forty-five (45) miles from the Principal Location, except for required travel on Company business.  Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (x) the Participant provides the Company with notice of the circumstances constituting Good Reason within sixty (60) days after the initial occurrence or existence of such circumstances, (y) the Company fails to correct the circumstance so identified within 30 days after the receipt of such notice (if capable of correction), and (z) the date of termination of the Participant’s employment occurs no later than one hundred eighty (180) days after the initial occurrence of the event constituting Good Reason.”

3.With respect to each of your Award Agreements applicable to an Award designated as “Time-Based Profits Interest Units” on Exhibit A hereto, the last sentence of Section 5 of each such Award Agreement is hereby deleted and replaced in its entirety with the following:

“Except as expressly provided in Sections 4(c) – (e) above, in any applicable plan, program or policy of the Company, the Partnership or any Subsidiary or in any Participant Agreement or other agreement between the Participant and the Company, the Partnership or any Subsidiary, no Profits Interest Units which have not vested as of the date of the Participant’s Termination of Service shall thereafter become vested.”

4.With respect to each of your Award Agreements applicable to an Award designated as “Time-Based Profits Interest Units” on Exhibit A hereto, the second sentence of Section 20(d) of each such Award Agreement is hereby deleted and replaced in its entirety with the following:

“Without limiting the generality of the forgoing, this Agreement supersedes the provisions of any Participant Agreement or other agreement between the Participant and the Company, the Partnership or any Subsidiary that would otherwise accelerate the vesting of the Award and the Profits Interest Units, and any provision in such agreement or letter which would otherwise accelerate such vesting shall have no force or effect with respect to the Award or the Profits Interest Units.”

5.With respect to each of your Award Agreements applicable to an Award designated as “Class D Units” on Exhibit A hereto, the second sentence of Section 21(d) of each such Award Agreement is hereby deleted and replaced in its entirety with the following:

“Without limiting the generality of the foregoing, this Agreement supersedes the provisions of any Participant Agreement between the Participant and the Company, the Partnership or any Subsidiary that would otherwise accelerate the vesting of the Award and the Class D Units, and any provision in such agreement or letter which would otherwise accelerate such vesting shall have no force or effect with respect to the Award or the Class D Units.”

6.No Other Modifications.  Except as specifically set forth in this letter, all other terms and conditions of your Awards and the Award Agreements shall remain unchanged and in full force and effect.
7.Miscellaneous.  Nothing contained in this letter will (i) confer upon you any right to continue in employment with the Partnership, the Company or their affiliates, (ii) constitute a contract of employment, or (iii) interfere with the right of the Partnership, the Company or their affiliates to terminate your employment at any time, for any reason or no reason, with or without cause.  The validity, interpretation, construction and performance of this letter shall be governed by the laws of the State of California without regard to its conflicts of law principles.  This letter, together with the Award Agreements, sets forth the final and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the Partnership, the Company and you, or any representative of the Partnership, the Company or you, with respect to the subject matter hereof.

Should you have any questions regarding this letter, please contact [____] at [____].

* * * * * * * *

Sincerely,

DIGITAL REALTY TRUST, INC., a Maryland corporation By: Name:[_______] Title:[_____]

DIGITAL REALTY TRUST, L.P., a Maryland limited partnership By: Digital Realty Trust, Inc. Its: General Partner By: Name:[_______] Title:[_____]

Acknowledged, Accepted and Agreed:

__________________________________________

[ ⚫ ]Date

EXHIBIT A

Awards of Profits Interest Units